EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations	Carl Hymans
Tiens Biotech Group (USA), Inc.	G. S. Schwartz & Co.
Tel: +86-22-8213-3491	Tel: 212-725-4500
Fax: +86-22-8213-7914	Fax: 212-725-9188
Email: investor@tiens-bio.com	Email: carlh@schwartz.com
http://www.tiens-bio.com

TIENS BIOTECH GROUP (USA) REPORTS FIRST QUARTER RESULTS

NEW YORK – May 15, 2009 –Tiens Biotech Group (USA), Inc. (the “Company” or “Tiens”, NYSE Amex: TBV), www.tiens-bio.com, today announced financial results for the first quarter ended March 31, 2009.

Revenue for the first quarter of 2009 increased 42% to $18.2 million, compared to $12.8 million for the first quarter of 2008, reflecting a significant increase in international sales.

Net income attributable to the Company for the quarter rose 138.1% to $8.6 million, or $0.12 per share, compared to net income of $3.6 million, or $0.05 per share, for the 2008 first quarter.

For the first quarter of 2009, international revenue increased to $15.5 million, or 130.7% over $6.7 million for the same period in 2008, mainly due to greater sales in Indonesia and Vietnam.  Additionally, export restrictions have been reduced since China’s Administration of Quality Supervision, Inspection and Quarantine ended in late 2008 its national campaign against unsafe food and substandard products, which began in August 2007.

For the first quarter of 2009, revenue in China was $2.7 million, a 55.1% decrease from $6.1 million for the same period in 2008. This decrease of domestic revenue was due to the decrease of orders for wellness products, which management believes was due to customers stocking up on certain products during the third quarter of 2008 as a result of the price increase announcement by,Tianjin Tianshi Biological Engineering Co., Ltd. (“Tianshi Engineering”) the affiliated company which markets and sells Tiens’ products in China, during that quarter.

Other Highlights

Cost of sales for the first quarter of 2009 increased to $5.7 million, an increase of 42% compared to $4.0 million for the same period in 2008. Cost of sales for the period increased at a slightly lower rate than revenue, primarily due to fixed costs, which do not increase or decrease in line with revenue changes.

Gross profit for the first quarter of 2009 was $12.5 million, an increase of 42.4% compared to $8.8 million for the same period in 2008. This increase reflects the slightly lower rate of increase of cost of sales compared with that of revenue.

Selling, general and administrative expenses were $3.1 million for the first quarter of 2009, a decrease of 3.6% compared to $3.2 million for the same period in 2008.  The decrease was primarily due to decreases in salary expenses as a result of salary reductions and reduced headcount and business tax expenses. The selling and administrative expenses as a percentage of sales declined to 17.2% in the 2009 first quarter from 25.3% for the same period in 2008.

In China, Tiens sells its products to Tianshi Engineering.  To qualify for a direct selling license in China, Tianshi Engineering is required to produce a part of the products that it sells in China.  As a result, in 2006, Tiens began to sell semi-finished products to Tianshi Engineering, which jointly shares licenses with Tiens to produce, manufacture and sell the products. The semi-finished products, which Tiens is now exclusively selling in China, have lower sales prices than the finished products Tiens had previously sold to Tianshi Engineering.  The application of Tianshi Engineering for a direct selling license in China is still pending.

Tiens continues to strive to expand its market share in China through the branches, chain stores, and Chinese affiliated companies of Tianshi Engineering. To enhance its position in this competitive market, Tianshi Engineering continues to increase its marketing activities in China, including opening additional branches across China, developing a nation-wide advertising campaign, encouraging media coverage and strengthening the Tiens brand.

As of March 31, 2009, Tiens had $114.9 million of retained earnings and total shareholders' equity of $157.8 million.

Jinyuan Li, Chairman, President and CEO of Tiens, said, “We are pleased to report positive results which include significant increases in total revenue, net income and international revenue, and are confident that international sales will continue to be strong.  As the decline in sales in China reflects customers buying in greater volume prior to a price increase, we are optimistic that  domestic sales will return to, and potentially exceed, previous levels as customers begin to replenish stored up products. Tiens remains committed to gaining greater market share in China, continuing to expand our growing international customer base, and further implementing our strategic plans for long term growth.”

About Tiens Biotech Group (USA), Inc. www.tiens-bio.com

Tiens Biotech Group (USA), Inc. (NYSE Amex: TBV) conducts its business operations from Tianjin, People’s Republic of China. Tiens primarily engages in the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary supplements.

Tiens derives its revenues principally from product sales to affiliated companies in China and internationally in 46 countries.  Since its establishment, Tiens has developed and produced 37 nutrition supplements, which include wellness products and dietary supplements.  Tiens develops its products at its own product research and development center, which employs highly qualified professionals in the fields of pharmacology, biology, chemistry and fine chemistry. Tiens has obtained all required certificates and approvals from government regulatory agencies to manufacture and sell its products in China.

In China, Tiens conducts the marketing and sales of its products through its affiliated company, Tianjin Tianshi Biological Engineering Co., Ltd. (“Tianshi Engineering”). Tianshi Engineering markets and sells Tiens’ products in China through chain stores, domestic affiliated companies, and its 98 branches.  Outside of China, Tiens sells its products to affiliated companies that in turn sell through an extensive direct sales force, or multi-level marketing sales force.  The Company’s direct sales marketing program is subject to governmental regulation in each of these countries.

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.  Such forward-looking statements are not necessarily indicative of future financial results, and may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; (iv) whether the Company continues to experience delays in the export clearance of its products; (v) whether Tianshi Engineering, the Company’s affiliate which sells its products in China, obtains a direct selling license in China; and (vi) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at http://www.sec.gov under "Search for Company Filings."

-Tables Follow-

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008 (UNAUDITED)

	Three months ended March 31,
	2009	2008
REVENUE - RELATED PARTIES	$18,237,545	$12,820,821

COST OF SALES - RELATED PARTIES	5,735,059	4,040,060

GROSS PROFIT	12,502,486	8,780,761

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,130,936	3,247,199

INCOME FROM OPERATIONS	9,371,550	5,533,562

(Interest expense)	(52,616)	(52,584)
Interest income	85,768	237,332
Other (expense) income	(45,288)	259,423
OTHER (EXPENSE) INCOME, NET	(12,136)	444,171

INCOME BEFORE INCOME TAXES	9,359,414	5,977,733

INCOME TAXES	359,615	1,480,394

NET INCOME	8,999,799	4,497,339

LESS: Net Income attributable to noncontrolling interest	(406,974)	(888,437)

NET INCOME ATTRIBUTABLE TO THE COMPANY	8,592,825	3,608,902

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	200,003	4,423,860

COMPREHENSIVE INCOME ATTRIBUTABLE TO THE COMPANY	8,792,828	8,032,762

COMPREHENSIVE INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	419,595	1,163,584

COMPREHENSIVE INCOME	$9,212,423	$9,196,346

EARNINGS PER SHARE, BASIC AND DILUTED	$0.12	$0.05

WEIGHTED AVERAGE NUMBER OF SHARES	71,333,586	71,333,586

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2008 AND DECEMBER 31, 2008

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$20,293,635	$20,992,573
Cash related to assets held for sale	23,857,787	23,861,938
Total cash	44,151,422	44,854,511
Accounts receivable, trade - related parties, net of allowance for doubtful accounts of $925,565 and $1,108,789 as of March 31, 2009 and December 31, 2008, respectively	25,648,895	23,941,431
Inventories	6,985,983	8,365,607
Other receivables	830,579	813,591
Other receivables - related parties	18,360,639	15,729,076
Employee advances	189,686	112,591
Prepaid expenses	892,240	301,898
Prepaid taxes	1,727,363	1,531,207
Assets held for sale	10,930,860	10,904,842
Total current assets	109,717,667	106,554,754

PROPERTY, PLANT AND EQUIPMENT, net	10,719,838	10,274,643

OTHER ASSETS:
Construction in progress	77,345,874	72,300,104
Construction deposits	3,517,428	2,586,302
Intangible assets, net	13,077,072	13,137,195
Other assets	80,345	87,541
Total other assets	94,020,719	88,111,142

Total assets	$214,458,224	$204,940,539

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2009 AND DECEMBER 31, 2008

LIABILITIES AND SHAREHOLDERS' EQUITY

	March 31,	December 31,
	2009	2008
	(Unaudited)
CURRENT LIABILITIES:
Accounts payable	$5,724,468	$6,283,849
Advances from customers - related parties	4,608,494	3,239,650
Wages and benefits payable	1,110,191	1,449,146
Other taxes payable	-	117,818
Contractor deposits	212,386	163,248
Contractor payables	12,261,342	11,871,456
Other payables	1,370,326	1,933,743
Other payables - related parties	6,367,301	6,373,900
Current portion of long term debt, related party	2,130,000	2,130,000
Liabilities directly associated with assets classified as held for sale	117,380	122,047
Total current liabilities	33,901,888	33,684,857

NON-CURRENT LIABILITIES
Long term debt, net of current portion, related party	2,137,742	2,137,742
Deferred income	11,222,672	11,208,844
Total non current liabilities	13,360,414	13,346,586

Total liabilities	47,262,302	47,031,443

EQUITY:
Shareholders’ equity of the Company:
Common stock, $0.001 par value, 250,000,000 shares authorized,
71,333,586 issued and outstanding, respectively	71,334	71,334
Paid-in-capital	9,302,605	9,234,123
Statutory reserves	9,420,783	9,420,783
Retained earnings	114,918,181	106,325,356
Accumulated other comprehensive income	24,051,065	23,851,062
Total shareholders' equity of the Company	157,763,968	148,902,658
Noncontrolling interest	9,431,954	9,006,438
Total equity	167,195,922	157,909,096
Total liabilities and equity	$214,458,224	$204,940,539

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008 (UNAUDITED)

	Three months ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,999,799	$4,497,339
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Provision for doubtful accounts	(184,568)	(12,288)
Depreciation	544,811	683,155
Amortization	97,143	60,894
Interest income	1,372	(53,159)
Gain on sale of assets	(11,652)	(8,431)
(Increase) decrease in assets:
Accounts receivable, trade - related parties	(1,493,130)	(3,914,933)
Accounts receivable, trade - third parties	-	106,413
Other receivables	(17,415)	255,386
Other receivables - related parties	(2,567,169)	(198,638)
Inventories	1,398,175	(441,968)
Employee advances	(76,407)	(48,871)
Prepaid expense	(589,907)	112,341
Increase (decrease) in liabilities:
Accounts payable	(567,056)	(169,891)
Advances from customers - related parties	1,364,661	1,102
Wages and benefits payable	(393,303)	(200,580)
Other taxes payable	(270,424)	649,299
Other payables	(565,726)	158,270
Other payables - related parties	106,916	125,300
Net cash provided by operating activities	5,776,120	1,600,740

CASH FLOWS FROM INVESTING ACTIVITIES:
Repayment of loan from related parties	-	1,403,831
Construction deposits	(1,163,628)	96,237
Contractor deposits	48,930	(284,016)
Addition to construction in progress	(4,483,010)	(4,257,203)
Proceeds from sales of properties	17,031	-
Purchase of equipment and automobiles	(1,035,910)	(123,344)
Net cash used in investing activities	(6,616,587)	(3,164,495)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan from related parties	-	3,489,184
Increase in paid in capital	81,626	-
Net cash provided by financing activities	81,626	3,489,184

EFFECT OF EXCHANGE RATE CHANGES ON CASH	55,752	2,153,552

INCREASE (DECREASE) IN CASH	(703,089)	4,078,981

CASH, beginning of period	44,854,511	54,081,848

CASH, end of period	$44,151,422	$58,160,829

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	-	-
Income taxes	$447,440	$455,480

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
REVENUE BY REGION

	Three months ended
	March 31,
	2009	2008	Change

China	$2,742,620	$6,105,779	-55.1%
International	$15,494,925	$6,715,042	130.7%
Total	$18,237,545	$12,820,821	42.2%